EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of The Farmers Bancorp of our report dated September 15, 2025, with respect to the consolidated financial statements of The Farmers Bancorp, included in the Annual Report for the year ended June 30, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

March 23, 2026